UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2015

CITY NATIONAL CORPORATION
(Exact Name of Registrant Specified in Charter)

Delaware	1-10521	95-2568550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o RBC USA Holdco Corporation 30 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 673-7700

City National Plaza
555 S. Flower Street, Los Angeles, California, 90071
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 22, 2015 (the “Merger Agreement”), by and among Royal Bank of Canada, a Canadian chartered bank (“RBC”), City National Corporation, a Delaware corporation (“City National”) and RBC USA Holdco Corporation, a Delaware corporation (“Holdco”).  Pursuant to the Merger Agreement, the merger of City National with and into Holdco, with Holdco as the surviving entity (the “Merger”), became effective on November 2, 2015.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 2, 2015, the Merger was completed pursuant to the Merger Agreement. Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $1.00 per share, of City National (“City National common stock”) was converted into the right to receive cash or RBC common shares, without nominal or par value (“RBC common shares”), at the election of the holder, subject to proration and certain other adjustments and limitations as provided for in the Merger Agreement.  Each share of City National common stock that was converted into the right to receive the share consideration became entitled to receive, for each share of City National common stock, 1.5755 RBC common shares (the “Exchange Ratio”) and each share of City National common stock that was converted into the right to receive the cash consideration became entitled to receive $90.057 in cash (collectively, the “Merger Consideration”).

At the Effective Time, each City National stock option, whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time (i) if granted prior to the date of the Merger Agreement, became vested in full and (ii) if granted prior to or after the date of the Merger Agreement, became converted automatically into an option to purchase RBC common shares on the terms specified in the Merger Agreement.

At the Effective Time, each award of restricted shares of City National common stock that was outstanding immediately prior to the Effective Time (i) if granted prior to the date of the Merger Agreement, became fully vested and was cancelled and converted automatically, in accordance with the procedures set forth in the Merger Agreement, into the right to receive the Merger Consideration or (ii) if granted after the date of the Merger Agreement, became converted into an award of restricted RBC common shares on the terms specified in the Merger Agreement.

At the Effective Time, each City National restricted stock unit award that was outstanding immediately prior to the Effective Time (i) if granted prior to the date of the Merger Agreement (other than certain vested awards that provide for payment upon separation from service), became vested and cancelled and converted automatically into the right to receive (as provided in the Merger Agreement) either cash consideration (if the terms of such restricted stock unit award provide for settlement in cash) or share consideration (if the terms of such restricted stock unit award provide for settlement in shares), plus an amount in cash equal to all accrued but unpaid dividend equivalents with respect to such City National restricted stock unit award, or (ii) if granted after the date of the Merger Agreement (or if granted prior to the date of the Merger Agreement on terms that provide for payment solely on a separation from service), became converted into a restricted stock unit award relating to RBC common shares on the terms specified in the Merger Agreement.

At the Effective Time, each stock unit credited to an account that was deemed invested in City National common stock as of immediately prior to the Effective Time under certain deferred compensation plans and in connection with an Amended and Restated Supplemental Retirement Benefit applicable to Russell Goldsmith was deemed to be invested in RBC common shares (on the terms specified in the Merger Agreement).

At the Effective Time, each share of 5.50% Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, of City National, and each share of 6.750% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series D, par value $1.00 per share, of City National (collectively, the “City National preferred stock”), was converted into a share of RBC’s 5.50% Non-Cumulative Perpetual First Preferred Shares, Series C-1, without nominal or par value, and a share of RBC’s 6.750% Fixed Rate/Floating Rate Non-Cumulative First Preferred Shares, Series C-2, without nominal or par value, respectively, in each case having powers, preferences and special rights as are not materially less favorable to the holder of such City National preferred stock than the powers, preferences and special rights of the relevant series of City National preferred stock (collectively, the “New RBC Preferred Shares”).

Prior to the Effective Time, each outstanding share of City National preferred stock was represented by depositary shares, referred to as “City National Depositary Shares”, that were listed on the NYSE and represented a one-fortieth interest in a share of the corresponding series of City National preferred stock. Upon completion of the merger, RBC assumed the obligations of City National under (i) the Deposit Agreement, dated November 13, 2012 (as it may be amended from time to time), among City National, Computershare Trust Company, N.A. as depositary, Computershare Inc. and the holders from time to time of the Depositary Receipts (relating to the City National 5.50% Non-Cumulative Perpetual Preferred Stock, Series C) and (ii) the Deposit Agreement, dated November 7, 2013 (as it may be amended from time to time), among City National, Computershare Trust Company, N.A. as depositary, Computershare Inc. and the holders from time to time of the Depositary Receipts (relating to the City National 6.750% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series D) (collectively, the “Deposit Agreements”). RBC has instructed Computershare Trust Company, N.A., as the depositary under the Deposit Agreements (the “Depositary”), to treat the New RBC Preferred Shares received by the Depositary upon the cancellation of the shares of City National preferred stock as newly deposited securities under the applicable Deposit Agreement. In accordance with the terms of the relevant Deposit Agreement, the City National Depositary Shares will thereafter represent a one-fortieth interest in the relevant series of New RBC Preferred Shares. Such depositary shares will continue to be listed on the NYSE as depositary shares, each representing a one-fortieth interest in a share of 5.50% Non-Cumulative Perpetual First Preferred Shares, Series C-1, of RBC and depositary shares, each representing a one-fortieth interest in a share of 6.750% Fixed Rate/Floating Rate Noncumulative First Preferred Shares, Series C-2, of RBC, under the symbols RY.PR.S and RY.PR.T, respectively.

A quarterly cash dividend of $13.75 per share was declared on City National’s 5.50% Non-Cumulative Perpetual Preferred Stock, Series C (equivalent to $0.34375 per related depositary share), payable on November 13, 2015 to shareholders of record on October 30, 2015.  A quarterly cash dividend of $16.875 per share was declared on City National’s 6.750% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series D (equivalent to $0.421875 per related depositary share), payable on November 9, 2015 to shareholders of record on October 30, 2015.  Holdco has assumed the obligation to pay the aforementioned dividends.  Thereafter, dividends on the New RBC Preferred Shares, will be paid, when and if declared, by RBC.

The foregoing references to the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of City National’s Current Report on Form 8-K filed on January 23, 2015 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, City National no longer fulfills the listing requirements of the New York Stock Exchange (the “NYSE”). On November 2, 2015, City National notified the NYSE that the transaction had closed and requested that the NYSE (i) suspend trading of City National common stock on the NYSE, (ii) withdraw City National common stock from listing on the NYSE prior to the opening of trading on November 2, 2015, and (iii) file with the SEC a notification of delisting of City National common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, City National common stock will no longer be listed on the NYSE.

Additionally, City National intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the City National common stock under Section 12(g) of the Exchange Act and the suspension of City National’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

On November 2, 2015, City National was merged with and into Holdco pursuant to the Merger Agreement, with Holdco as the surviving entity.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b) At the Effective Time, all of City National’s directors and executive officers ceased serving as directors and executive officers of City National.  At the Effective Time, Christopher Carey, the former Executive Vice President and Chief Financial Officer of City National, was appointed as a director of Holdco.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Restated Certificate of Incorporation and the Bylaws, as amended, of City National ceased to be in effect by operation of law and the organizational documents of Holdco (as successor to City National by operation of law) remained the Certificate of Incorporation and Bylaws of Holdco, consistent with the terms of the Merger Agreement.

The information regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBC USA HOLDCO CORPORATION, as successor to
City National Corporation

Dated: November 2, 2015	By:	/s/ Steven J. Decicco
		Name:	Steven J. Decicco
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of January 22, 2015, by and among Royal Bank of Canada, City National Corporation and RBC USA Holdco Corporation (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by City National Corporation on January 23, 2015).